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                                                                     EXHIBIT 4.2


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND HAS BEEN OFFERED AND SOLD ONLY TO PERSONS OUTSIDE THE UNITED STATES PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S OF THE SECURITIES ACT. THE HOLDER OF THIS WARRANT, DURING THE PERIOD OF TIME COMMENCING ON _____, 2001 AND EXPIRING ONE YEAR FROM SUCH DATE, MAY NEITHER OFFER, SELL, DELIVER, TRANSFER NOR EXERCISE THIS WARRANT, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO ANY U.S. PERSON, OR ON BEHALF OF ANY U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S), UNLESS SUCH ACTION IS PURSUANT TO (A) A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED SATES, WITHIN THE MEANING OF REGULATION S, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, OR (C) ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE ONLY UPON THE DELIVERY OF THE COMPANY OF SUCH OPINION OF COUNSEL, CERTIFICATES, AND/OR OTHER INFORMATION REASONABLY REQUIRED BY THE COMPANY TO PROVE COMPLIANCE WITH THIS PARAGRAPH. THE HOLDER OF THIS WARRANT FURTHER AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.


               Warrant to Purchase ________ Shares of Common Stock


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                           AUTHENTIDATE HOLDING CORP.

                           VOID AFTER __________, 2006

         This certifies that Banca del Gottardo,(the "Holder"), having a place of business at Viale Stefano Franscini 8, 6901 Lugano, Switzerland, for value received, is entitled to purchase from Authentidate Holding Corp., a Delaware corporation (the "Company"), having a place of business at 2165 Technology Drive, Schenectady, New York 12308, __________ shares of Common Stock of the Company at the Stock Purchase Price set forth in Section 1. The term "Common Stock" means the common stock of the Company.

         This Warrant is subject to the following terms and conditions:

1. Determination of Stock Purchase Price. The exercise price per share of this Warrant is $_____ per share [85% of Closing Price] of Common Stock (the "Stock Purchase Price").
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2. Exercise; Issuance of Certificates; Payment for Shares. This Warrant shall be exercisable at the option of the Holder, at any time or from time to time, commencing on the earlier of one year from the Closing Date or on the effective date of a registration statement covering the issuance and resale of the shares of Common Stock issuable upon the exercise of this Warrant, before 5:00 p.m. Eastern Standard Time on ________, 2006 (the "Expiration Date") upon surrender to the Company, at its principal office or such other place as Company may designate, of this Warrant, together with the Purchase Form (attached hereto) fully completed and signed and accompanied by an opinion of counsel or other information described in the Purchase Form, and payment in full, of the Stock Purchase Price, by cashier's check or wire transfer. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, together with the completed, executed Purchase Form, opinion of counsel or other information and payment in full. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder a new Warrant or Warrants of like tenor for the balance of the shares purchasable under this Warrant within a reasonable time.

3. Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be free of all taxes, liens and charges with respect to the issuance thereof (other than income taxes and taxes in respect of any transfer by Holder). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of authorized but unissued Common Stock, or other appropriate securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the events described in this Section 5.

         4.1 Subdivision or Combination of Stock. If the Company at any time while this Warrant or any portion of it remains outstanding and unexpired shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         4.2 Notice of Adjustment. Upon any determination or adjustment of the Stock Purchase Price or in the conversion ratio of the Common Stock or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof to the registered Holder of this Warrant as provided in Section 10. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares


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purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         4.3 Other Notices. If at any time:

                  (A) the Company shall declare any cash dividend upon its Common Stock;

                  (B) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                  (C) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (D) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another corporation then, in any one or more of said cases, the Company shall give to the registered Holder of this Warrant at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, so that the Holder may make a best efforts attempt to respond to such notice by exercising his Warrant for Common Stock entitling him to the rights of a holder of Common Stock.

5. Representations of Holder. The holder is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person. The holder has obtained and given to the Company an opinion of counsel or other information reasonably required by the Company to prove that the delivery of the Warrant has been registered under the Securities Act or is exempt from registration.

6. Restriction on Transfer of Warrant and Shares Issuable upon Exercise.

         This Warrant and the Warrant Shares have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and have been offered and sold only to persons outside the United States pursuant to an exemption from registration provided by Regulation S of the Securities Act. The holder of this certificate, during the period of time commencing on the date certified by Banca del Gottardo that the distribution of the Warrants is complete and expiring one year from such date, may not offer, sell, deliver or transfer, directly or indirectly, in the United States or to, or exercised by or on behalf of, any U.S. Person (as such terms are defined in Regulation S under the Securities Act) unless such action is (A) pursuant to a registration statement which has been declared effective under the Securities Act, (B) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, and in each case only upon delivery of the company of such opinion of counsel, certificates, and/or other information


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reasonably required by the company to prove compliance with this paragraph. The holder of this security further agrees not to engage in any hedging transactions involving these securities, unless such transactions meet the requirements of and are in compliance with the Securities Act.

         6.1. Legend Requirement. The shares of common stock issuable upon exercise of this Warrant shall bear a legend substantially similar to the following:

                  The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and have been offered and sold only to persons outside the United States pursuant to an exemption from registration provided by Regulation S of the Securities Act. The holder of this certificate, during the period of time commencing on ___, 2001 and expiring one year from such date, may not offer, sell, deliver or transfer, directly or indirectly, in the United States or to, or exercised by or on behalf of, any U.S. Person (as such terms are defined in Regulation S under the Securities Act) unless such action is (A) pursuant to a registration statement which has been declared effective under the Securities Act, (B) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, and in each case only upon delivery of the company of such opinion of counsel, certificates, and/or other information reasonably required by the company to prove compliance with this paragraph. The holder of this security further agrees not to engage in any hedging transactions involving these securities, unless such transactions meet the requirements of and are in compliance with the Securities Act.

7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.


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9. Notices. All notices, demands and requests required or permitted by this
Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal deliverY, (ii) four days after being sent, when sent by professional overnight courier service from one country to another, (iii) eight days after having posting when sent by international air mail, with postage prepaid, or (iv) on the date of transmission when sent by confirmed facsimile; if directed to the person or entity to which notice is to be given at his or its address set forth in this Section or at any other address such person or entity has designated by notice.

10. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the covenants and agreements of the Company shall inure to the benefit of any successor or assign of the Holder which holds or has warrants to purchase at least 1,000 shares of Common Stock.

11. No Recourse. No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12. No Waiver. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

13. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York. This Warrant shall be deemed a contract made under the laws of the State of New York and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

14. Lost Warrants. The Company represents and warrants to the Holder that upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost/stolen, destroyed or mutilated Warrant.

15. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay to the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.



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         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the __ day of __________, 2001.

HOLDER:                                      AUTHENTIDATE HOLDING CORP.



By:_________________________                 By:_______________________________
Name:                                            John Botti, President
Title:




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                                  PURCHASE FORM

To Be Executed
Upon Exercise of Warrant

         The undersigned hereby exercises the right to purchase _____ shares of Common Stock evidence by the attached Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificate(s) for such shares shall be issued in the name set forth below.

         The undersigned is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person.

         The undersigned has obtained and given to the Company an opinion of counsel or other information reasonably required by the Company to prove that the delivery of the Common Stock have been registered under the Securities Act or is exempt from registration.

         The undersigned acknowledges the resale and transfer of the Common Stock issued pursuant to the exercise of this Warrant must comply with Regulations S or another exemption from registration under the Securities Act of 1933.

DATED:                               [NAME OF HOLDER]

                                     By_____________________________
                                              (Signature)

                                     Name: _________________________
                                              (Please print)

                                     Address:
                                             _______________________
                                             _______________________
                                             _______________________

                                     Employer Identification No., Social
                                     Security No. or other identifying number:

                                     _______________________________




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